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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   June 1, 2000

                         Commission file number 0-28596

                              THE NORTH FACE, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                           94-3204082
        (State or other jurisdiction of           (I.R.S. Employer
        incorporation or organization)          Identification Number)

    2013 Farallon Drive, San Leandro, California        94577
      (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code: (510) 618-3500

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         VF Corporation ("VF") has reported that, pursuant to a tender offer by Sequoia Acquisition Inc., a wholly-owned subsidiary of VF ("Sub"), for all the outstanding shares of common stock of The North Face, Inc. (the "Company"), which expired on May 23, 2000, it has accepted for payment approximately 10,460,000 shares of common stock of the Company. As a consequence, VF, through Sub, owns approximately 82% of the outstanding shares of common stock of the Company.

         Pursuant to an agreement and plan of merger dated as of April 7, 2000 among the Company, VF and Sub, Geoffrey D. Lurie, Karl H. Salzburger and William N. Simon are resigning, or are expected to resign, from the five-member board of directors of the Company, to be replaced by the following designees of VF: Mackey J. MacDonald, Robert K. Shearer and Candace S. Cummings. Robert P. Bunje and Michael Doyle are expected to continue as members of the board of directors of the Company.

         VF has reported that it has funded the tender offer and the related fees and expenses from internally generated funds.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

           (a)  Previous independent accountants

                On June 1, 2000, Deloitte & Touche LLP ("D&T") resigned as the principal accountants of the Company.

                D&T's report on the Company's financial statements for the years ended December 31, 1999 and 1998 contained an explanatory paragraph regarding certain matters which raise substantial doubt as to the Company's ability to continue as a going concern.

                During the years ended December 31, 1999 and 1998 and the interim period through June 1, 2000, there were no disagreements between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

                In May 1999, D&T advised the Company's Audit Committee that, in planning and performing their audit of the consolidated financial statements of the Company for the year ended December 31, 1998, they noted two matters involving the Company's internal controls and its operation that they considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants.

                As a result of the advice received by the Company's Audit Committee, the Audit Committee discussed the subject matter of the letter with D&T and subsequently recommended to the Board of Directors that the Company adopt the recommendations of D&T.

                Except as noted above, during the two most recent years and through June 1, 2000, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).
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                The Company has requested that D&T furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 7, 2000, is filed as Exhibit 16 to this Form 8-K.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           (c) Exhibit 16 - Letter re:  change in certifying accountant



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE NORTH FACE, INC.

Date:  June 7, 2000                     By:  /s/ Geoffrey D. Lurie
                                            _________________________________
                                        Name:  Geoffrey D. Lurie
                                        Title:  Chief Executive Officer